As filed with the Securities and Exchange Commission on November 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Turn Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0456090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 N. Westlake Blvd, STE 210

Westlake Village, CA 91362

(818) 564-4011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley Burnam

Chief Executive Officer

250 N. Westlake Blvd, STE 210

Westlake Village, CA 91362

Telephone: (818) 564-4011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 Telephone: (919) 329-3800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering, issuance and sale by us of up to $150,000,000 in the aggregate of our common stock, par value $0.0001 per share (the “common stock”), preferred stock, debt securities, warrants, rights and/or units consisting of some or all of these securities from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $50,000,000 of our common stock that may be issued and sold from time to time under a sales agreement (the “sales agreement”), dated November 9, 2026, with TD Securities (USA) LLC (“TD Cowen”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The $50,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus and a corresponding prospectus supplement. Upon termination of the sales agreement with TD Cowen, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement subject to any applicable limitations set forth herein and therein.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2026

Turn Therapeutics Inc.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $150,000,000.

Each time we offer our securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplements, the information incorporated by reference into this prospectus and the accompanying prospectus supplements and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in our securities.

Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 39 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement or amendment carefully before investing in our securities.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “TTRX.” On November 6, 2026, the closing price of our common stock on Nasdaq was $9.48 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to reduced public company disclosure standards. See the section titled “Implications of Being an Emerging Growth Company and a Smaller Reporting Company” for more information.

Investing in our securities involves risks. See “Risk Factors” beginning on page 14 of this prospectus and in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making a decision to invest in our securities.

You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “we,” “us,” “our,” or the “Company” refer to Turn Therapeutics Inc., and the term “securities” refers collectively to our common stock, preferred stock, debt securities, warrants, rights, units and any combination of the foregoing securities.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including any prospectus supplement and the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes included in or incorporated by reference in this prospectus before making an investment decision.

Overview

Turn Therapeutics is a clinical-stage biotechnology company developing targeted anti-inflammatory therapies for dermatologic conditions with high unmet needs. Turn’s lead investigational therapy, GX-03, is a potentially first-in-class, non-systemic topical therapy for the potential treatment of inflammatory skin conditions such as atopic dermatitis (“AD”). GX-03 acts via modulating release of key inflammatory signals involved in AD and other inflammatory dermatological conditions.

GX-03 is currently being evaluated in an ongoing, randomized, double-blind, vehicle-controlled, staged clinical study designed to assess its potential as a topical treatment for AD. Phase 2a/Stage 1 of the trial (n=50) was completed in June 2026 (“Phase 2a”) and based on the findings of the Phase 2a, Phase 2b/Stage 2 was optimized to better identify GX-03’s signal and target population. We intend to enroll 120-136 patients in Phase 2b/Stage 2 (“Phase 2b”) of the trial. Topline results from Phase 2b are expected in the first quarter of 2027.

In addition to AD, GX-03 is being advanced for onychomycosis and hidradenitis suppurativa (“HS”). Our historical medical device portfolio, which includes K183681, K160872, and K171191, also provides background tolerability and feasibility experience with the formula. K183681 has been licensed to Medline Industries, LP (“Medline”) under a license and supply agreement. For more information with respect to the license agreement with Medline, see “—Marketing—Medline Agreement.”

In addition to our core dermatology pipeline, we hold an exploratory-stage asset: a thermostable intranasal vaccine platform currently in pre-clinical stage.

Our Solutions

We are seeking new drug approvals for the GX-03 formula as a treatment for AD, onychomycosis, and HS. Based upon the proposed mechanism of action and indications targeted, marketing GX-03 for the treatment of these conditions will require U.S. Food and Drug Administration (“FDA”) drug approval. The drug candidate is based on GX-03’s inclusion of polyhexanide (“PHMB”), a well-characterized polymer that, despite its long history of being well-tolerated in wound care, has never been approved as an active pharmaceutical ingredient (“API”) for a drug product within the United States. This API has demonstrated strong antimicrobial, anti-inflammatory, and newly discovered upstream and downstream immunomodulating properties, and has an established safety profile. We are pursuing its use as a drug active in indications such as inflammatory skin diseases and fungal nail infections. PHMB has minimal to no demonstrated or documented systemic uptake in humans when used topically.

Our proposed drug formulation for GX-03 is identical to the formula employed in previously cleared medical devices. It has the same raw ingredient concentration(s), petrolatum base, and employs the same proprietary mixing process. Our decision to pursue indications in AD, onychomycosis, and HS is supported by physician feedback and case studies, as discussed below, as well as sponsor-initiated in-vivo and in-vitro data. We believe such signals, along with PHMB’s well-documented antimicrobial and anti-inflammatory properties, which have been validated by scientific literature and in-vivo studies, form a sound scientific basis for cross-indication effectiveness across these dermatologic conditions.

Our founder obtained 510(k) FDA clearance for the GX-03 formula under product category FRO in November 2016 (K160872). To achieve this clearance, extensive animal, laboratory and manufacturing testing was conducted to demonstrate that the formula was as well-tolerated and effective as “predicate products” with comparable form and function. Additional 510(k) clearance was granted in August 2017 (K171191) to manage the skin and symptoms of various skin conditions, including atopic, irritant, and radiation dermatitis. In October 2019, a third clearance was obtained for a porous antimicrobial gauze saturated with the GX-03 formula (K183681) following further testing, including packaging and sterilization validations.

In 2020, our founder developed the FleX Product, designed for use in wound and burn care. The rights to this medical device formulation were licensed to MiMedx Group, Inc. (“MiMedx”) prior to FDA clearance. MiMedx subsequently elected to pursue a De Novo classification pathway for truly novel innovations rather than a traditional 510(k) route and assumed responsibility for all remaining product testing and regulatory interactions for the FleX Product. For more information with respect to the license agreement with MiMedx, see “—Marketing—MiMedx Agreement.”

Our current business model is to license and/or sell medical device products through commercial partners, without significant capital commitments from us, which allows us to focus our internal efforts on drug development. From 2017 to 2019, GX-03 was commercially distributed by McKesson for wound care. Following physician reports and case studies suggesting positive outcomes in patients with AD and onychomycosis, we voluntarily ceased internal wound care sales in 2019 to pursue new drug approvals related to these results. We continue to explore additional licensing opportunities for device applications. We have completed a license and supply agreement with Medline Industries, LP (“Medline”) with respect to K183681 and other wound care opportunities, as well as antimicrobial personal care/over-the-counter products to be jointly developed. We maintain a business model that strategically leverages contractors and vendors while employing a comparatively small internal team in order to minimize cash burn. We believe this reduces the amount of cash needed for internal operations, reduces waste and results in a larger proportion of available capital that can be spent toward furthering clinical development.

Core Products and Programs

GX-03 for Atopic Dermatitis (Lead Program)

GX-03 is a non-systemic topical therapy being developed for the potential treatment of AD. Preclinical studies demonstrated inhibition of cytokines associated with inflammatory skin disease, including IL-31, IL-36α/γ, and IL-4. GX-03 is currently being evaluated in a randomized, double-blind, vehicle-controlled, adaptive phase 2 clinical trial in adults with AD.

An analysis of Phase 2a was completed in order to review emerging signals of tolerability and efficacy in an effort to optimize the adaptive study design. We analyzed emerging signals and potential biomarkers from the Phase 2a dataset and expanded Phase 2b of our trial to enroll 120-136 patients across the entire EASI spectrum (EASI 1.1 and above) with moderate-severe lesions using the validated investigator global assessment (“vIGA-AD”) of 3 or 4. Phase 2b inclusion criteria was also optimized to include patients with self-reported itch (pp-NRS) of 7 or more given statistical signals seen in Phase 2a showing greater separation among key efficacy endpoints with elevated itch. For population balance, Phase 2b prospectively stratifies patients into three strata based on EASI, as follows:

●	EASI 1.1 – 7.0 (~ 60 patients, 1:1 randomized)

●	EASI 7.1 – 15.9 (~ 60 patients, 1:1 randomized)

●	EASI ≥16 (~ 16 patients, 1:1 randomized)

Enrollment in Phase 2b of the trial continued during the Phase 2a analysis and remains on track with topline results expected in the first quarter of 2027. No serious adverse events or treatment-related discontinuations occurred in Phase 2a of the trial.

GX-03 for Hidradenitis Suppurativa

We plan to evaluate GX-03 as a topical treatment for hidradenitis suppurativa (“HS”). In vivo studies in a validated animal model demonstrated GX-03’s potential to inhibit certain interleukins (ILs), including IL-36, a cytokine that has been implicated as an important driver of inflammation in HS pathogenesis. Additionally, GX-03 has been shown in-vitro to eliminate certain bacteria known to contribute to HS symptoms. The formula has achieved antimicrobial claims in previous medical device iterations. The antimicrobial properties of GX-03, together with the observed inhibition of IL-36, provide a strong scientific rationale for exploring GX-03 as a potential treatment for HS. We plan to initiate a Phase 2a study to evaluate the safety and efficacy of GX-03 in HS in the first quarter of 2027.

GX-03 for Onychomycosis

GX-03 is also being advanced as a topical treatment for onychomycosis. In-vivo studies in a validated animal model demonstrated nail-plate penetration and significant reduction of fungal burden. Additional clinical program steps are expected to follow the completion of Phase 2b of our ongoing trial in AD and subject to capital availability.

PIND Meetings Summary and Drug Programs:

The FDA has provided a potential regulatory pathway for GX-03’s drug development programs. Following two early pre-investigational new drug application (“PIND”) meetings to discuss clinical development programs for conditions of the nails and skin (PIND 137155 and PIND 138686 on January 17, 2018 and May 9, 2018, respectively), the FDA communicated an openness to the Company leveraging existing 510(k) clinical data to bypass Phase 2 studies.

Electively, the Company chose to sponsor a double-blind, vehicle controlled, staged trial within the United States in AD to provide insight into Phase 3 design and clinical signal. Patient dosing commenced in mid-July 2025. We are able to conduct this trial with significant cost savings by utilizing the existing 510(k) clearance (K171191) for the candidate formula (GX-03), which permits its on-label use on human subjects with atopic dermatitis. Although we are running this trial as a Phase 2-equivalent for use toward new drug approval, we are simultaneously leveraging the cleared status of the formulation for on-label use on this population and, thus, this trial was deemed low-risk and required institutional review board (“IRB”) approval rather than an active IND. This trial is designed to (i) generate high-quality tolerability and efficacy data that, if successful, we expect to include in the IND package to support a Phase 3 study and (ii) provide insight to stakeholders regarding the clinical efficacy of our product candidate.

At the conclusion of this study and subsequent regulatory interaction(s), our present plan is to advance to Phase 3 trials for AD following a meeting with the FDA to discuss the data and development plan(s). We intend to conduct any required additional nonclinical and clinical studies, such as PK max-use and/or additional healthy volunteer exposure trials, immediately prior to or in parallel with Phase 3 trials.

The Company also intends to initiate additional clinical development of GX-03 for onychomycosis. The clinical development of topical therapies for onychomycosis benefits from a well-established body of regulatory precedent, including defined endpoints, validated trial designs, and historical comparators. While the FDA previously communicated potential openness to advancing the onychomycosis program directly into Phase 3 trials, in light of evolving regulatory openness to a single adequate and well-controlled registrational study, the Company may elect to structure such a single registrational trial as an adaptive Phase 2b/3 study within a single development framework. The Company may also initiate certain foundational clinical activities for onychomycosis in select ex-U.S. jurisdictions with clinically respected regulatory environments, while IND preparation and U.S. site activation for this indication continue. This approach is intended to support alignment of global development timelines for the onychomycosis program while preserving optionality as the Company engages with the FDA on its overall development strategy.

Clinical Highlights for GX-03:

GX-03 has demonstrated broad upstream cytokine inhibition in preclinical models of inflammatory skin disease, including IL-31, IL-36α/γ, and IL-4. These findings correspond to pathways implicated in AD and HS pathophysiology. In animal studies, treatment with GX-03 resulted in significant reductions in Investigator’s Global Assessment (“IGA”) scores and suppression of inflammatory signaling.

Additional in-vivo work demonstrated nail penetration and antifungal activity relevant to onychomycosis. Across these programs, GX-03 demonstrated a favorable tolerability profile with no observed systemic exposure.

Vaccine Delivery Platform

In addition to our dermatology programs, we have vaccine delivery technologies through our PermaFusion® suspension platform aimed at extending the ambient and refrigerated stability of live vaccines. If successful, this technology will enable critical vaccines to be delivered intranasally without injection which, alongside increased stability, may enable the delivery of immunizations to patients in clinic, hospital, and home-health settings.

In May 2025, we achieved a key technical milestone: the successful 100% recovery of a live VSV vaccine vector from our oil-based delivery system. Viral vectors are base viruses used to make vaccines via strategic modifications. We established that we could recover 100% of this VSV vector suspended in our carrier at 72 hours at room temperature, with all of the VSV being “recovered,” a measurement term for surviving. These findings suggest that lipid-enveloped live viruses may remain viable in our viscous suspension system without degradation, thereby offering preliminary evidence that challenges prior assumptions about incompatibility between lipid carriers and live, lipid-enveloped viruses.

On June 6, 2025, we began a parallel stability analysis of a live, VSV-based vaccine candidate (suspended in our carrier) and the same vaccine in traditional, solution form. Both forms, along with an unmodified VSV control, were stored at ambient temperature and refrigerated (4°C) for 28 days. Evaluations of viability took place at 3, 7, 14, and 28 days. That trial has been completed and produced results demonstrating that the live vaccine in our delivery system was 100% recoverable at up to 14 days in ambient storage and 100% recoverable at up to 28 days in refrigerated storage.

Competitive Strengths

Non-Systemic Cytokine Modulation for Inflammatory Skin Disease

GX-03 has demonstrated inhibition of cytokines associated with inflammatory skin disease without evidence of systemic uptake. This approach is intended to enable topical immunomodulation without systemic immunosuppression or injectable administration.

Proprietary Platform Technology Enabling Broad Formulation Capabilities Across Multiple Therapeutic Categories

The Company’s formulation process enables suspension of water-soluble actives in oil-based carriers without emulsifiers, supporting uniform delivery and stability.

Improved Therapeutic Profile for Onychomycosis and Other Dermatologic Indications

Current topical therapies for onychomycosis, such as Jublia® (efinaconazole), are associated with long treatment durations, low complete cure rates (often below 20% in real-world use), and limited penetration into the nail bed. Oral antifungals offer better efficacy but carry systemic risks, including hepatotoxicity, drug interactions, and the need for liver monitoring. Our topical antifungal product candidate, developed using the PermaFusion platform, is designed to overcome these limitations by enhancing delivery through the nail plate while avoiding systemic exposure. We believe our candidate represents a potentially attractive topical therapy with a differentiated tolerability and efficacy profile.

Needle-Free, Non-Systemic Approach Aligned with Patient and Caregiver Preferences

There is increasing demand—particularly among pediatric, geriatric, and chronic care populations—for therapies that avoid injections, steroids, and systemic immunosuppression. Our pipeline is focused on non-steroidal, non-injectable, and non-biologic product candidates with localized activity. This approach is intended to maximize safety and convenience without compromising therapeutic effect, addressing a growing preference for treatments that are easier to administer and better tolerated over long-term use.

Immunomodulatory Activity Without the Cost and Risks of Biologics

Many immunomodulatory therapies rely on injectable and topical biologics that target pathways such as IL-4, IL-13, IL-31, and IL-36. While these agents tend to show effectiveness in clinical trials, they come with tradeoffs: high cost, systemic immunosuppression, higher incidence of side effects, and, for injectables, low patient adherence due to injection burden. Our non-biologic, non-systemic candidates have demonstrated cytokine modulation without the need for injections or systemic absorption. Cytokine modulation refers to the alteration—either reduction, increase, or normalization—of the levels of signaling proteins (cytokines) that regulate immune and inflammatory responses. In inflammatory skin diseases such as AD and HS, certain cytokines (e.g., IL-36α, IL-36γ, IL-31, and IL-4) are overproduced, driving redness, swelling, and itch. Modulating these cytokines can reduce the inflammatory response and improve disease symptoms.

GX-03 has demonstrated localized cytokine modulation in preclinical (animal) studies. In a murine model of Staphylococcus aureus-induced eczema, topical pretreatment with GX-03 significantly reduced protein expression of IL-36α (−50%, p=3.08×10⁻¹³), IL-36γ (−49%, p=4.35×10⁻⁸), IL-31 (−68%, p=1.12×10⁻⁶), and IL-4 (−17%, p=2.87×10⁻⁵) compared to untreated controls, as measured by quantitative Western blot analysis. These findings were associated with a statistically significant improvement in IGA scores (mean 0.8 vs. 2.4; p=7.93×10⁻¹⁰), indicating reduced clinical signs of skin inflammation. This may provide a potential new therapeutic class to compete in biologic-driven markets while avoiding the limitations inherent to biologic therapy.

Tolerability Experience From Clinical Trials and Cleared Medical Devices

Historical use of related formulations in cleared medical device products provides background tolerability experience relevant to future development. Furthermore, Phase 2a of our AD phase 2 trial with 50 subjects completed did not have any serious adverse events or treatment-related discontinuations.

Intellectual Property Protecting Core Technology and Product Candidates

We hold numerous issued patents and multiple pending applications across major jurisdictions, covering composition, manufacturing methods, and delivery mechanisms. These patents are expected to provide coverage for our lead product candidates into the late 2040s. Our intellectual property strategy includes both product-specific and platform-level claims, supporting both internal development and potential licensing opportunities.

Notwithstanding our numerous issued patents and pending applications, we have been party to, and may in the future become involved in, proceedings in the United States or in foreign jurisdictions challenging the validity, priority or other features of patentability of our patent rights or those of third parties that conflict with our own. For example, we filed a derivation proceeding in 2017 before the U.S. Patent and Trademark Office (“USPTO”) against Marc Selner, alleging that Selner improperly and without authorization filed a patent application for an invention conceived by Bradley Burnam, using Mr. Burnam’s name on its initial application as lead inventor. The USPTO did not name Mr. Burnam sole inventor of Selner’s application or cancel Selner’s patent application, as we requested, and the U.S. Court of Appeals for the Federal Circuit affirmed the USPTO’s decision. The derivation proceeding was to determine the party that was first inventor of the claims of Selner’s application. As a result, Selner’s application may contain claims similar in scope to certain issued patents and patent applications. However, we own multiple issued patents for which Mr. Burnam is an inventor that cover the inventions at issue in the derivation proceeding (and related subject matter). We intend to file for inventorship correction of the Selner patent application based upon its unauthorized naming of Mr. Burnam as lead inventor in its initial filing. Furthermore, we may file a post-grant review (PGR) petition to reexamine the patent in light of its lack of enabling data, disclosures, as well as expert testimony asserting its invalidity. The patent owner may attempt to seek royalties or try to prevent our development and commercialization of products he may allege overlap with his application claims or otherwise seek damages from us. For more information, see “Risk Factors—Risk Related to Our Intellectual Property, Data Privacy and Cybersecurity” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Capital-Efficient Operating Model Designed for Scalable Growth

We operate with a lean infrastructure, leveraging expert consultants and outsourced manufacturing to minimize fixed overhead and preserve capital for high-value activities. Our pipeline strategy is informed by independent clinical observations, peer-reviewed publications, and identified gaps in the standard of care. This model allows us to advance multiple assets in parallel while maintaining operational discipline.

Positioned to Capitalize on Market Disruption and Patent Expirations

Several incumbent therapies across dermatology and antifungal markets are nearing the end of their patent protection periods. We believe this shift creates an opportunity to introduce differentiated, formulation-driven therapies into markets with stagnant innovation and increasing generic pressure. Our products are designed to compete not just on efficacy, but also on tolerability, usability, and alignment with evolving patient and provider expectations.

Our Growth Strategy

Our growth strategy is built around the following key priorities:

1.	Advance GX-03 as the primary development program for AD. The AD program is the central focus of ongoing clinical development, regulatory planning, and potential partnering discussions.

2.	Explore GX-03 for HS as an additional dermatology indication.

3.	Develop GX-03 for onychomycosis as a secondary dermatology indication.

4.	Maintain and expand medical device partnerships. The recent license and supply agreement with Medline for K183681 reflects the Company’s approach to leveraging device assets through commercial partners.

5.	Continue exploratory work in thermostable intranasal vaccines as a separate development lane.

Clinical Results

Previous in-vivo and in-vitro work for GX-03, as well as GX-03-derived technology, indicate a favorable tolerability profile, including a lack of cytotoxicity, irritation, and/or sensitization, as well as a lack of systemic uptake.

These results culminated in our previous FDA clearances for the GX-03 formula and its derivative products in 2016, 2017, and 2019 (K160872, K171191, and K183681, respectively). These 510(k) FDA clearances were filed and cleared as FRO classification combination products and subject to performance testing including ISO-10993 cytotoxicity, irritation, and sensitization studies. All studies were conducted in accordance with good laboratory practice (“GLP”) and received passing scores per ISO-10993 guidelines.

We are currently conducting a randomized, double-blind, vehicle-controlled, staged clinical trial to evaluate the tolerability and effectiveness GX-03, in adult subjects with AD. The study is titled: “A Double-Blind, Vehicle-Controlled Study to Assess the Efficacy of GX-03 When Used in a Population of Adult Individuals with Moderate to Severe Eczema,” and is classified as a Phase 2 trial.

The study is being conducted at a Center of Excellence in Franklin, Texas, operated by Australia Laboratory Sciences (ALS), a multinational contract research organization with multiple investigators.

The trial had an IRB approval for up to 200 subjects that can be enrolled. The trial is overseen by an independently chartered Independent Data Monitoring Committee (IDMC). We staged the trial as Phase 2a and Phase 2b. Phase 2a of the trial was completed in June 2026 with 50 subjects completing the trial (53 subjects randomized) and was considered an exploratory population where the findings and emerging signals from Phase 2a were analyzed to expand and enrich the Phase 2b of the trial. Key efficacy endpoints from Phase 2a are as follows:

Key Efficacy Endpoint	GX-03 n = 27	Vehicle n = 23	Treatment Difference
Week 4 vIGA-AD Success (vIGA-AD of 0/1 with ≥ 2 grade improvement)	59.3%	30.4%	28.8%
Week 4 EASI-75 (≥ 75% improvement from Baseline EASI)	70.4%	52.2%	18.2%
Week 8 EASI-90 (≥ 90% improvement from Baseline EASI)	51.9%	34.8%	17.1%
Week 8 EASI-100 (100% improvement from Baseline EASI)	40.7%	17.4%	23.3%

We analyzed emerging signals and potential biomarkers from the Phase 2a dataset and expanded Phase 2b of our trial to enroll 120-136 patients across the entire EASI spectrum (EASI 1.1 and above) with moderate-severe lesions using the validated investigator global assessment (“vIGA-AD”) of 3 or 4 and baseline peak pruritus (PP-NRS) of ≥ 7. We also prospectively stratified the patients into different strata based on EASI as follows:

●	EASI 1.1 – 7.0 (~ 60 patients, 1:1 randomized)

●	EASI 7.1 – 15.9 (~ 60 patients, 1:1 randomized)

●	EASI ≥16 (~ 16 patients, 1:1 randomized)

Key efficacy endpoints from a sub-group of Phase 2a that meets the Phase 2b enrollment criteria (i.e. baseline EASI 1.1 or above, baseline vIGA-AD of 3 or 4 and baseline PP-NRS of 7 or above) rendered the following results:

Key Efficacy Endpoint	GX-03 n = 13	Vehicle n = 12	Treatment Difference
Week 4 vIGA-AD Success (vIGA-AD of 0/1 with ≥ 2 grade improvement)	61.5%	8.3%	53.2%
Week 4 EASI-75 (≥ 75% improvement from Baseline EASI)	69.2%	25.0%	44.2%
Week 8 EASI-90 (≥ 90% improvement from Baseline EASI)	53.8%	16.7%	37.1%
Week 8 EASI-100 (100% improvement from Baseline EASI)	46.2%	8.3%	37.9%

No serious adverse events or treatment-related discontinuations occurred in Phase 2a of the trial. Enrollment in Phase 2b of the trial continued during the Phase 2a analysis and remains on track with topline results expected in the first quarter of 2027.

In support of our onychomycosis development program, we conducted an in-vivo study titled “Efficacy In Vivo Onychomycosis (Trichophyton mentagrophytes) Study” at Altogen Labs (Austin, Texas), under Institutional Animal Care and Use Committee (“IACUC”) protocol LC03456, initiated in May 2019 and completed in June 2019. The study employed a well-characterized rabbit onychomycosis model, using Trichophyton mentagrophytes to mimic clinically relevant fungal infections of the nail, as described in a peer-reviewed protocol published in Antimicrobial Agents and Chemotherapy (2011). In the study, infected rabbits were treated topically with our GX-03 formulation (0.5% PHMB in petrolatum) once daily for 30 days. Fungal burden was quantified using qPCR on nail clippings, targeting T. mentagrophytes DNA. The treatment group showed a statistically significant reduction in fungal DNA expression relative to untreated controls (p = 0.0005), with no adverse events or animal deaths observed. These findings demonstrate that the GX-03 topical formulation was able to penetrate the nail plate and exert antifungal activity against organisms located in the deeper layers of the nail—a capability not typically achieved by conventional topical therapies—and support further development of the product for onychomycosis and related fungal skin conditions.

In June 2024, we completed an in-vivo efficacy study titled “In Vivo Staphylococcus aureus Dermal Toxicity Study” (Study R#XTN025486; protocol LC-04761) at Altogen Labs in Austin, Texas, designed to evaluate the therapeutic potential of GX-03 in a mouse model of Staphylococcus aureus-induced skin inflammation. The study utilized a published eczema induction protocol established by Liu et al. (Cell Host & Microbe, 2017) and enrolled 30 mice randomized across three treatment arms. Following a 7-day course of GX-03 topical application, the treatment group demonstrated a mean ISGA score of 1.44, compared to 3.00 in untreated controls, representing a 57% reduction in disease severity. No adverse events or clinical signs of toxicity were observed. We believe these data support rapid skin-calming and anti-inflammatory effects of GX-03 and may provide early validation for its use in inflammatory skin conditions such as AD.1

In July 2024, we completed a second in vivo study titled “In Vivo Pretreatment Staphylococcus aureus Dermal Toxicity Study” (Study R#XTN025491; protocol LC-04785), also conducted at Altogen Labs, to assess the immunological impact of GX-03 in a cytokine-driven model of eczema. In this study, 40 C57BL/6 mice received a 4-day topical pretreatment with GX-03 prior to disease induction. Skin inflammation was evaluated by blinded ISGA scoring and protein-level analysis of key inflammatory markers. Mice treated with GX-03 showed a mean ISGA score of 0.83, compared to 2.44 in controls, with a highly significant p-value (p = 7.93 × 10⁻¹⁰). Western blot analysis of skin tissue samples revealed suppression of eczema-related cytokines, including:

●	IL-31: 67.7% reduction (p = 1.12 × 10⁻⁶)

●	IL-36α: 50% reduction (p = 3.08 × 10⁻¹³)

●	IL-36γ: 49% reduction (p = 4.35 × 10⁻⁸)

●	IL-4: 17% reduction (p = 2.87 × 10⁻⁵)

No adverse reactions or health concerns were noted throughout the study. Together, these findings demonstrate that GX-03 is capable of downregulating multiple upstream inflammatory cytokines associated with atopic dermatitis in an animal model.2

Hidradenitis Suppurativa

In vivo studies in a validated animal model demonstrated GX-03’s potential to inhibit certain interleukins (ILs), including IL-36, a cytokine that has been implicated as an important driver of inflammation in HS pathogenesis. Additionally, GX-03 has been shown in-vitro to eliminate certain bacteria known to contribute to HS symptoms. The formula has achieved antimicrobial claims in previous medical device iterations. The antimicrobial properties of GX-03, together with the observed inhibition of IL-36, provide a strong scientific rationale for exploring GX-03 as a potential treatment for HS. We plan to initiate a Phase 2a study to evaluate the safety and efficacy of GX-03 in HS in the first quarter of 2027.

Onychomycosis (Fungal Nail Infection)

Turn is pursuing indications for GX-03 as a topical PHMB-based formulation for onychomycosis. The Company has identified the mechanism of action via in-vivo data demonstrating nail plate penetration and antifungal activity within the nail. This ability to effectively penetrate the keratin clinically differentiates this candidate from other topicals on the market, which studies have shown lack effective nail penetration capabilities.

Clinical Products

K183681

K183681 represents the first antimicrobial version of Adaptic®-style non-adherent wound dressings, incorporating liquid antimicrobials to provide both moisture retention and antimicrobial protection in wound dressing changes and post-surgical management. K183681 is FDA cleared to include these antimicrobial claims in both name and indications, and we have licensed this product to Medline.

[1]	Burnam, B., & Bresnick, S. (2026b). Effects of extended-release topical polyhexanide in a Staphylococcus aureus-induced murine dermatitis model characterized by IL-36 expression. J Dermatology Treat, 37(1), 2667686. https://doi.org/10.1080/09546634.2026.2667686.
[2]	Id.

K171191

Turn has received FDA clearance for the GX-03 formula as a medical device indicated to heal skin and manage the burning and itching associated with atopic, radiation, and irritant dermatitis. Sampling for human use under this labeling confirmed patient and clinician satisfaction. The product is currently being studied under this labeling in a double-blind randomized controlled trial (“RCT”) for its safety and effectiveness in AD patients. Leveraging this data, its previous FDA clearance in atopic dermatitis management, and other clinical and preclinical data, the Company intends to move from this RCT to IND submission under which Phase 3 trials and any additional human testing would be conducted prior to a potential new drug approval submission. We have not currently out licensed this product but are actively identifying potential partners for distribution outside the United States.

K160872

K160872 is an FDA-cleared medical device indicated for acute and chronic wound management that has been used on thousands of patients to accelerate healing of advanced wounds, including traumatic and diabetic wounds. It has been proven to cause no damage to healthy cells while offering broad antibacterial, antifungal, and anti-yeast activity. K160872’s petrolatum base does not macerate wounds and can be left in place for days between dressing changes. The formula has been the subject of many publications, including peer-reviewed publications such as “A Novel Approach to the Treatment of Necrotizing Fasciitis” in Acta Scientific Orthopaedics in 2023. We have not out-licensed this product.

Marketing

We strategically license and commercialize our medical device technologies through commercial partners while we concentrate on the research, development and regulatory advancement of new drug indications, a model intended to provide financing flexibility to the Company via passive revenue streams.

MiMedx Agreement

In November 2022, we entered into an agreement with MiMedx (the “MiMedx Agreement”) wherein we granted MiMedx an exclusive, sublicensable license under certain of our intellectual property, technology and biomaterials, including as related to the FleX Product, to develop, manufacture and commercialize (i) the FleX Product in the Territory (as defined in the MiMedx Agreement) and (ii) certain other biological products worldwide, in each case, in the wound care, burn care and surgical care fields only. We also granted MiMedx certain exclusive and non-exclusive licenses under specified trademarks. We retain exclusive development and commercialization rights for the FleX Product outside the Territory with MiMedx having the right of first refusal to acquire, subject to certain procedures, exclusive development, manufacturing and commercialization rights. We are responsible for overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to the FDA with respect to initial marketing approval.

We received a $1.0 million milestone payment upon the execution of the MiMedx Agreement and payments totaling $450.0 thousand as part of the letter of intent entered into with MiMedx in February 2022, as amended.

In the event development and commercialization of the FleX Product in the Territory is successful, we are eligible to receive milestone payments of up to $69.55 million specifically related to the development and commercialization of the FleX Product. However, if the FleX Product is not launched within four months after receiving FDA marketing approval or the execution of the supply agreement for the FleX Product, then, provided the delay is not caused by us, MiMedx must also pay us monthly payments in the low hundreds of thousands of dollars, to be deducted from a specified milestone. In addition, we are entitled to receive milestone payments of $1.0 million for each additional product developed and commercialized under the agreement.

Subject to the terms and conditions of the MiMedx Agreement, MiMedx is required to pay a mid-single digit royalty of net sales on a quarterly basis. The MiMedx Agreement includes certain adjustments for third party royalties. If MiMedx reasonably believes it must obtain or maintain a third-party license to manufacture or commercialize the FleX Product or another licensed product in a territory, it may generally credit up to 50% of the total royalty payments it must pay the third-party licensee against royalties payable to us. We are eligible to receive royalty payments on a country-by-country basis for each product commercialized under the agreement, for a period beginning upon the first commercial sale of the product and expiring ten years after launch of the product. We have determined that we have one combined performance obligation remaining under the MiMedx Agreement related to the development and commercialization of the FleX Product in the Territory, which primarily includes knowledge and bio-materials transfer to MiMedx, assisting and coordinating the regulatory approvals with the FDA and ongoing access and upkeep of intellectual property during the term of the MiMedx Agreement and related development and regulatory services. Development and commercialization milestones were not considered probable at inception and therefore were excluded from the initial transaction price. The royalties were excluded from the initial transaction price because they relate to a license of intellectual property and are subject to the royalty constraint.

The term of the MiMedx Agreement runs until the last date on which any licensed product is covered by a valid claim of any of the licensed patents, the earliest of which is currently expected to expire in 2044. Following the expiration of the term of the MiMedx Agreement, the licenses granted become fully paid-up and perpetual, but to the extent MiMedx continues to commercialize the FleX Product after the expiration of the term of the MiMedx Agreement, and such commercialization requires use of our trade secrets, MiMedx must continue to pay us a reduced royalty for a period expiring 10 years after the launch of the FleX Product.

The agreement allows for termination under specific circumstances. Either party may terminate the agreement if the other party materially breaches the agreement and fails to cure the breach within 90 days of receiving written notice, or if the other party becomes bankrupt or insolvent. MiMedx also has the right to terminate (i) the agreement in its sole discretion with three months’ prior written notice and (ii) the license to the FleX Product at any time. We retain the right to terminate the agreement if MiMedx fails to launch the FleX Product in the United States within 10 months of receiving FDA marketing approval or executing the supply agreement for the FleX Product, whichever is later, provided the delay is not caused by us.

Medline Agreement

On October 27, 2025, we entered into an agreement with Medline, the world’s largest manufacturer and distributor of medical-surgical products (the “Medline Agreement”). Pursuant to the Medline Agreement, we will collaborate with Medline to develop, manufacture, and commercialize professional and consumer health products that leverage our proprietary PermaFusion® delivery platform. Medline will lead global commercialization and distribution across its professional and retail networks in more than one hundred countries and territories, while we will contribute formulation expertise, intellectual property, and clinical development capabilities. The Medline Agreement establishes a multi-year framework for supply and co-development activities, including manufacturing scale-up for our PermaFusion-based formulations and the co-branding of future products in the professional and retail space(s).

Sales Process

For medical device products and indications, we intend to partner with existing organizations with established sales forces and commercial channels. We intend to serve as an educational and sales resource as well as a contract manufacturer given our established production chain. We intend to seek partners for drug programs during the approval process timeline, but we will prepare to commercialize if management deems it a superior choice for the Company.

Our Market

Atopic Dermatitis (AD): Market Overview and Unmet Needs

Atopic dermatitis, commonly referred to as eczema, is a chronic inflammatory skin condition characterized by pruritus (itching), erythema (redness), and skin barrier dysfunction. According to the National Eczema Association, it is one of the most prevalent skin disorders globally, affecting an estimated 10-20% of children and up to 10% of adults in developed countries. In the United States, approximately 16.5 million adults are impacted by AD, with moderate-to-severe AD accounting for 40% of these patients.

According to Fact MR, the global market for the treatment of atopic dermatitis, commonly known as eczema, is estimated at approximately $12.0 to $18.0 billion. The market is expected to expand, largely driven by rising awareness of AD, quick detection and rising use of harsh sanitary products. Moderate-to-severe cases represent an estimated 40% of the total market. According to the National Eczema Association, it is estimated that 6.6 million adults and 3.2 million children in the United States have moderate-to-severe AD. Dupixent® (dupilumab), an injectable biologic, currently leads the market in sales and revenue. Despite its success, Dupixent’s injectable format remains a barrier for certain patient populations, particularly pediatric patients, underscoring demand for noninvasive, effective alternatives.

Current treatment paradigms for atopic dermatitis include topical corticosteroids, calcineurin inhibitors, systemic immunosuppressants, and more recently, biologic therapies targeting specific cytokines involved in disease pathogenesis. While biologics such as Dupixent® (dupilumab) have demonstrated efficacy in moderate-to-severe cases, they are associated with high costs, require systemic administration, and may present risks of immune modulation. Additionally, topical corticosteroids are limited by concerns over long-term skin thinning, irritation, and sensitization. While newer topicals, such as aryl hydrocarbon receptor (AhR) agonist like Vtama®, have demonstrated some efficacy in moderate-to-severe AD, they are hindered by high cost and poor safety profiles that often lead to so-called “black-box” warnings.

There remains an unmet need for effective, non-steroidal, non-systemic topical therapies that can address both microbial burden and inflammatory pathways without the adverse effects commonly associated with existing treatments. Turn Therapeutics has initiated human trials for GX-03 as a topical, non-steroidal, non-biologic immunotherapy for AD, leveraging its dual mechanism of action: direct antimicrobial activity and inhibition of pro-inflammatory cytokines implicated in atopic dermatitis. Data and FDA clearances indicate the formula is non-cytotoxic, non-irritating, and non-sensitizing, which we believe will help address key tolerability concerns as compared to current therapies.

Hidradenitis Suppurativa (HS): Market Overview and Unmet Needs

Hidradenitis suppurativa (HS) is a painful, chronic, debilitating inflammatory skin disorder characterized by recurrent, deep-seated inflammatory nodules, abscesses, draining tunnels (sinuses), and progressive scarring. HS primarily targets intertriginous regions of the body—such as the axillae, groin, and inframammary folds—causing severe physical discomfort, chronic drainage, and significant psychosocial distress. Globally, HS impacts approximately 1% of the population, predominantly affecting young adults and women. In the United States alone, approximately 1 million individuals suffer from HS.

The global market for hidradenitis suppurativa therapeutics is expanding rapidly and is projected to surpass $7 billion by 2034, propelled by increasing physician awareness, earlier diagnosis, and the introduction of advanced targeted therapies. Biologic therapies targeting specific inflammatory cascades currently anchor the systemic treatment landscape. However, injectable biologics face significant adoption hurdles due to patient burden, loss of response over time, and systemic immune suppression risks. Furthermore, systemic antibiotics—frequently used for chronic disease management—offer limited long-term disease modification and carry risks of antibiotic resistance, gastrointestinal toxicity, and treatment fatigue.

Current medical management of HS remains challenging and largely inadequate. While injectable monoclonal antibodies (such as TNF-α and IL-17 inhibitors) provide clinical benefit for a subset of moderate-to-severe patients, many experience incomplete responses, persistent draining lesions, or adverse events that lead to discontinuation. Topical options are largely restricted to broad-spectrum antibiotics or cleansers that lack localized anti-inflammatory activity, failing to alter the underlying pathogenic cytokine drivers (such as IL-36, IL-4, and IL-31 cascades).

A major unmet need remains for targeted, localized non-systemic therapies capable of controlling localized inflammatory surges and mitigating bacterial burden without requiring systemic immunosuppression or painful injections. We aim to address this gap by planning clinical development of GX-03 for HS. Leveraging its targeted, non-systemic mechanism of action, GX-03 inhibits key upstream pro-inflammatory cytokines implicated in chronic epithelial breakdown (including IL-36) while delivering local antimicrobial activity. GX-03 offers a potentially first-line non-steroidal, non-biologic topical approach designed to clear painful lesions, reduce flare frequency, and restore skin integrity without systemic drug exposure.

Nail Fungus / Onychomycosis: Market Overview and Unmet Needs

Onychomycosis is a common fungal infection of the nails, primarily caused by dermatophytes, yeasts, and non-dermatophyte molds. The condition results in nail discoloration, thickening, and separation from the nail bed, leading to pain, discomfort, and cosmetic concerns. According to the U.S. Centers for Disease Control and Prevention (the “CDC”), onychomycosis is estimated to affect approximately 14% of the U.S. and global population, with prevalence increasing in older adults and individuals with comorbidities such as diabetes or peripheral vascular disease. Most patients with onychomycosis do not seek professional treatment due to the limitations of current therapeutic options, detailed below.

According to Grand View Research, the global market for the treatment of onychomycosis (fungal nail infections) was valued at approximately $3.81 billion in 2024, with North America representing 40.3% of the global market in 2024. Despite the high prevalence of onychomycosis, a majority of affected individuals do not seek treatment. This is largely due to factors such as lack of awareness, the need for confirmed diagnosis through nail samples, and expensive treatments often not covered by insurance. Topical antifungals have demonstrated limited efficacy, with success rates ranging from 6.5% to 17.9%; the CDC only suggests oral therapies for onychomycosis based on limited efficacy of topicals, yet oral terbinafine (LAMISIL®), the oral/primary systemic alternative, is associated with hepatotoxicity risks and typically requires ongoing liver function monitoring. The market presents substantial opportunity for novel, safe, and efficacious topical therapies. Current treatment options include oral antifungal medications (e.g., terbinafine, itraconazole) and topical therapies (e.g., ciclopirox, efinaconazole). Oral therapies demonstrate higher efficacy but are associated with systemic side effects, including hepatotoxicity and drug-drug interactions, limiting their use in certain patient populations. Treatment durations are long, often requiring 12 weeks or more, and recurrence rates remain high.

Topical therapies offer a safer route of administration but are limited by poor nail penetration and suboptimal efficacy. Clinical cure rates for topicals are typically below 20%, with efinaconazole (Jublia®), one of the leading products, demonstrating complete cure rates of approximately 15-18% in pivotal trials. These limitations underscore the need for novel topical treatments capable of effectively penetrating the nail plate and delivering therapeutic concentrations to the site of infection without systemic exposure.

Turn Therapeutics is advancing GX-03 as a topical formulation for onychomycosis, designed to overcome nail penetration challenges while leveraging its established antimicrobial properties. In-vivo data support the formulation’s ability to reach the nail bed and exhibit fungicidal activity against dermatophytes, addressing key shortcomings of current topical therapies. Additionally, data from a 100-plus-patient, independent investigation entitled “A Novel Approach to Polymicrobial Nail Infection” conducted by R. Daniel Davis, DPM in 2018-2019, suggests that Turn’s formulation may achieve clinical clearance (based on visible evidence of the development of a Beau’s line with progression of a clear nail plate to the distal end of the nail) as high as 70-85% in diverse patient populations (including diabetic patients) when applied topically once or twice daily. This data suggests favorable outcomes among patients beyond Turn’s in-vivo models as conducted by Altogen Labs. Data generated by any independent investigators may not predict the results of later clinical trials of any of our current or future product candidates. “A Novel Approach to Polymicrobial Nail Infection” involved no placebo or comparator group, and was an investigator-initiated trial, meaning that Turn has less control over the protocols, administration or conduct of the trial as compared to its own trials, including follow-up with patients and ongoing collection of data after treatment.

Advanced Wound Care and Vaccines

According to Market Research Future, the global advanced wound care market was estimated at approximately $18.72 billion in 2024 and is projected to grow to $30.76 billion by 2034, reflecting a compound annual growth rate (“CAGR”) of 5.09% over the forecast period. Advanced wound care products are essential for treating chronic wounds such as diabetic foot ulcers, pressure ulcers, and burns. However, current offerings are frequently limited by short duration of action, wound cytotoxicity, and vulnerability to microbial colonization. The advanced wound care market encompasses a diverse range of solutions, including negative pressure wound therapy, advanced dressings, tissue engineered skin substitutes, wound cleansers and irrigants, and wound closure devices. Significant revenue growth is occurring across various regions, with North America demonstrating the highest expected growth rate, with revenue valued at $7.2 billion in 2023 and projected to reach approximately $11.0 billion by 2032. Effective products that minimize risk and maximize healing rate while reducing the rate of microbial infiltration to the wound/dressing(s) would meet significant unmet needs in this space.

Vaccines represent a crucial market segment. However, challenges such as cold-chain logistics and limited thermostability have historically hindered vaccine access for patients, who must seek out caregivers to deliver highly unstable vaccines via injection. Innovations in thermostable, intranasal vaccines can address these issues, opening significant opportunities to improve global immunization coverage and penetrate untapped markets. A study conducted by the University of Liverpool shows that the introduction of a mobile vaccination unit has the potential of increasing the number of first-time vaccinations among patients by 25%, which we believe suggests that the more convenient nature of a thermostable, intranasal vaccine could result in significant growth in vaccine uptake. Furthermore, leading players have engaged in mergers and acquisitions for strategic reasons such as expanding their product line and market potential.

We anticipate the primary market for an initial influenza vaccine candidate will consist of governmental and military agencies seeking to stockpile vaccines, as well as public health organizations aiming to distribute the vaccine without need for cold chain logistics. We also anticipate increased uptake of needle-free vaccines that can be administered in clinics or homes. Subject to successful clinical development and regulatory approval, we believe our initial vaccine candidate could be eligible for multi-year procurement contracts from government agencies including the Biomedical Advanced Research and Development Authority and the Department of Defense, as well as international public health stakeholders such as the World Health Organization and the Coalition for Epidemic Preparedness Innovations. The current global market for influenza vaccines was assessed at $8.49 billion in 2024 and is projected to reach $16.73 billion by 2034, growing at a CAGR of 7.02% for the forecasted period.

Our Competition

The biopharmaceutical industry utilizes rapidly advancing technologies and is characterized by intense competition. There is also a strong emphasis on intellectual property and proprietary products. In our segment of the biopharmaceutical industry, competition from different sources including major biopharmaceutical companies, academic institutions, government agencies and public and private research institutions will continue. Many of our competitors have significantly greater financial resources and expertise in product candidate development and may have progressed further toward approval and marketing. In addition, smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

Corporate Information

We were initially formed on January 6, 2015, as Global Health Solutions, LLC, a Delaware limited liability company. On October 12, 2018, Global Health Solutions, LLC converted to a Delaware corporation under the name Global Health Solutions, Inc., dba Turn Therapeutics. In connection with our direct listing, we changed our name to Turn Therapeutics Inc. Our principal executive offices are located at 250 N. Westlake Blvd, STE 210, Westlake Village, CA 91362 and our telephone number is (818) 564-4011. Our Internet site is https://turntherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure incorporated by reference in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the consolidated financial statements.

We may take advantage of these exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the listing of our common stock on Nasdaq, (B) in which we have total annual revenue of at least $1.235 billion, or (C) in which we are deemed to be a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, with at least $700.0 million of equity securities held by non-affiliates as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our consolidated financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We are a “smaller reporting company” as defined in the Exchange Act. Smaller reporting companies may take advantage of certain scaled disclosures, including, among other things, providing only two years of audited financial statements in their Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these reduced disclosures for so long as our voting and nonvoting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and nonvoting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. Forward-looking statements appear in a number of places in this prospectus and the documents incorporated by reference herein, including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Prospectus Summary.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to:

●	the progress, timing, costs and results of our pre-clinical and clinical trials;

●	the timing of meetings with and feedback from regulatory authorities as well as any submission of filings for regulatory approval of any of our product candidates;

●	the potential advantages and differentiated profile of our product candidates compared to existing therapies for the applicable indications;

●	our expectations regarding financial performance, including but not limited to our expectations regarding revenue, cost of revenue, operating expenses including R&D, stock-based compensation, and our ability to achieve and maintain future profitability;

●	the implementation of our business model and our strategic plans for our business, products and growth strategy;

●	our ability to develop and commercialize any of our drug candidates, if approved;

●	our ability to establish or maintain collaborations or strategic relationships;

●	our competitive position, including our ability to compete with existing and new competitors;

●	developments and projections relating to our competitors and our industry;

●	the scope of protection that we are able to establish and maintain for intellectual property rights covering our products and product candidates;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses;

●	capital expenditure requirements;

●	the impact of new or existing laws and regulations on our business and strategy;

●	the increased expenses associated with being a public company;

●	the use of proceeds from particular offerings, if any; and

●	other factors disclosed in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, preclinical and clinical development, the acquisition or in-license of products, product candidates, companies, businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and are not intended to be a complete summary of the rights and preferences of our securities. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and applicable law. We urge you to read the full text of these documents for a complete description of the rights and preferences of our securities.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Common stock outstanding. As of November 6, 2026, there were 30,572,704 shares of common stock outstanding which were held of record by 622 stockholders. As of November 6, 2026, there were options outstanding to purchase an aggregate of 2,859,168 shares of common stock, with a weighted average exercise price of $3.96 per share and 21,882 restricted stock units for our common stock. As of November 6, 2026, there were also warrants outstanding to purchase an aggregate of 40,124 shares of common stock, with an exercise price of $3.25 per share, which expire on July 29, 2029 and may be exercised on a cashless basis. As of November 6, 2026, we also had 2,478,950 shares of common stock reserved under our stock and incentive plans that may be granted in the future. All outstanding shares of common stock are fully paid and non-assessable.

Stock Split. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), on September 30, 2025, a 2-for-1 forward stock split of our common stock was effected, whereby each share of our common stock held in treasury or issued and outstanding was automatically and without any further action by the holder thereof or us, subdivided into two shares of common stock.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any of the preferred stock.

Election and Removal of Directors

Our board of directors currently consists of six directors. The exact number of directors will be fixed from time to time by resolution of the board. No director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Our board of directors is divided into three classes serving staggered three-year terms. Class I, Class II, and Class III directors will serve until our annual meetings of stockholders in 2026, 2027, and 2028, respectively. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called by the Chief Executive Officer, the chairperson of our board of directors or the board of directors acting pursuant to a resolution adopted by a majority of our board of directors. Neither our amended and restated certificate of incorporation nor our amended and restated bylaws authorizes stockholders or any other person to call a special meeting.

Amendment of Certificate of Incorporation

The provisions of our amended and restated certificate of incorporation may be amended only by the affirmative vote of holders of at least 66-2/3% of the total voting power of all of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class.

Amendment of Bylaws

Our amended and restated certificate of incorporation authorizes our board of directors to adopt, amend or repeal our bylaws, in whole or in part, without the assent or vote of our stockholders, in any manner not inconsistent with Delaware law or our amended and restated certificate of incorporation. Our stockholders may adopt, amend or repeal our bylaws only with the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class. In addition, the provisions of our amended and restated certificate of incorporation governing amendments to our bylaws may not be amended or repealed without the same 66-2/3% vote.

Other Limitations on Stockholder Actions

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.

In order to submit a nomination for our board of directors, a stockholder must submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability of Directors and Officers

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by Delaware law, no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except as required by applicable law, as in effect from time to time. Currently, Delaware law does not permit the elimination or limitation of liability imposed for the following:

●	a director’s or officer’s breach of the director’s or officer’s duty of loyalty to our Company or our stockholders;

●	a director’s or officer’s act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

●	a director’s unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

●	a director or officer for any transaction from which the director or officer derived an improper personal benefit; and

●	an officer in any action by or in the right of our Company.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify and hold harmless any person who is or was a party or is threatened to be made a party to, or is otherwise involved in any proceeding because such person is or was our director or officer, or while our director or officer is or was serving at any other enterprise at our request as a director or officer. This right includes the advancement of expenses before the final disposition of a proceeding, to the fullest extent authorized by applicable law, and is a contract right. However, except for proceedings to enforce rights to indemnification or advancement of expenses or with respect to compulsory counterclaims, we will indemnify a person in connection with a proceeding initiated by that person only if the proceeding was authorized by our board of directors. Our board of directors may also provide indemnification to our employees and agents to the extent it determines appropriate and authorized by applicable law. Neither the amendment nor repeal of these provisions, nor the adoption of any inconsistent provision of our certificate of incorporation or bylaws, nor any change in law will adversely affect any right or protection relating to any act or omission occurring before such amendment, repeal, adoption or change.

Forum Selection

Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. The federal district courts of the United States are, to the fullest extent permitted by law, the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to consent to the personal jurisdiction of the Delaware courts in any proceeding brought to enforce these provisions and to service of process upon such person’s or entity’s counsel in any action brought in violation of them.

These forum selection provisions may impose additional costs on stockholders if they elect to pursue certain litigation against us, particularly if the stockholders do not reside in or near the State of Delaware, and limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees (although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder). While Delaware courts have determined that forum selection provisions are facially valid, it is possible that a court of law in another jurisdiction could rule that the forum selection provisions contained in our amended and restated bylaws are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find the forum selection provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by applicable law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of our officers, directors, agents, stockholders, members, partners and affiliates (other than us) (each, a “Specified Party”), even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. No Specified Party has any duty to communicate or offer such business opportunities to us, and, to the fullest extent permitted by applicable law, no Specified Party will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs it to another person or fails to present it, or information regarding it, to us. Notwithstanding the foregoing, a Specified Party who is our director or officer and who is offered a business opportunity in his or her capacity as our director or officer (a “Directed Opportunity”) is obligated to communicate such Directed Opportunity to us, provided, however, that all of the protections under Article 10 of our amended and restated certificate of incorporation otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.

Delaware Business Combination Statute

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

●	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation’s board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Anti-Takeover Effects of Some Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

●	acquisition of control of us by means of a proxy contest or otherwise, or

●	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock without stockholder approval, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Further, our stockholders agreement with Bradley Burnam and BEB Holdings, LLC (together with their permitted transferees, the “Holders”) provides that, until the Substantial Ownership Requirement, which is defined in our stockholders agreement as requiring the beneficial ownership (as determined under Rules 13d-3 and 13d-5 under the Exchange Act) by the Holders collectively of at least 10% of our issued and outstanding common stock, is no longer met, the Holders’ consent is required, in addition to any other approvals required by law, before we may consummate any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of our assets and those of our subsidiaries, any dissolution, liquidation, or reorganization (including a bankruptcy filing) or any acquisition of any asset for consideration in excess of 20% of our consolidated total assets. For so long as the stockholders agreement is in effect, its provisions are incorporated by reference into our amended and restated certificate of incorporation and amended and restated bylaws. The stockholders agreement terminates automatically when the Substantial Ownership Requirement is no longer met. These consent rights could delay or prevent a change in control of us, even if such a transaction would benefit our other stockholders. See Item 13, “Certain Relationships and Related Transactions, and Director Independence,” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, for more information on our stockholders agreement.

Listing

Our common stock is listed on Nasdaq under the symbol “TTRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee (the “Trustee”). A copy of the form of indenture (the “Indenture”) has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. The terms of any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the Indenture and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the Indenture, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in an accompanying prospectus supplement relating to that series, which we will file with the SEC. Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

●	the title of the debt securities of the series;

●	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

●	any limit on the aggregate principal amount of that series of debt securities;

●	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

●	the form and terms of any guarantee of any debt securities of the series;

●	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	the date or dates on which we will pay the principal of the debt securities of the series;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

●	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

●	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

●	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

●	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

●	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

●	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;

●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

●	whether any fully registered debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the trustee for the debt securities;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

●	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

●	any events of default, if not otherwise described below under “Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;

●	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

●	any listing of the debt securities on any securities exchange;

●	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

●	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

●	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

●	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

●	any other terms of the debt securities of the series (which terms may modify, supplement or delete any provision of the Indenture with respect to such series, provided that no such term may modify or delete any provision of the Indenture if imposed by the TIA).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the Indenture will not contain any provisions that would limit our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at the corporate trust office of the Trustee or at such other office or agency maintained by us for such purpose. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

●	register the transfer of or exchange any debt security, or portion of any debt security, selected, called or being called for redemption.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the accompanying prospectus supplement.

DTC has advised that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case in which a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor depositary for the debt securities of such series is not appointed within 90 days of such event;

●	we deliver to the Trustee an officers’ certificate to the effect that such global debt securities shall be so exchangeable (subject to the procedures of the depositary); or

●	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The accompanying prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock or any other securities or property will be set forth in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the accompanying prospectus supplement, references in this prospectus and any accompanying prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

Unless otherwise specified in the accompanying prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

●	we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, for each debt security that by its terms provides for conversion, provision for the right to convert such debt security in accordance with its terms);

●	immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall exist; and

●	the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.

The foregoing restrictions will not apply to (1) a merger of us with an affiliate solely for the purpose of reincorporating us in another jurisdiction or (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets, between or among us and our subsidiaries.

Upon any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition that complies with the provisions described above, the successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein; provided, however, that we shall not be relieved from the obligation to pay the principal of and interest on the debt securities except in the case of a sale of all of our assets in a transaction that complies with the provisions described above.

Events of Default

Unless otherwise specified in the accompanying prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

●	default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

●	default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common stock or other securities or property);

●	default in the performance or breach of any covenant (other than those events of default referenced in the first and second bullet points above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

●	specified events of bankruptcy, insolvency or reorganization with respect to us; or

●	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the accompanying prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a continuing default in payment of principal of, or premium, if any, or interest, if any, on debt securities of that series, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

The Indenture also provides that if an event of default (other than an event of default relating to the entry of a court order or decree for relief against us, appointing a custodian or ordering our liquidation under bankruptcy law, or any other event of default established for the debt securities of that series) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default relating to the entry of such a court order or decree with respect to us, or any other event of default established for the debt securities of that series, occurs, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the outstanding debt securities will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities. However, the holders of a majority in principal amount of the debt securities of a series then outstanding may, by written notice to us and the Trustee, rescind and annul an acceleration of the debt securities of that series and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires us to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate which states whether or not we are in default under the terms of the Indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

●	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

●	the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

●	the holder or holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

●	the Trustee does not comply with the request within 90 days after its receipt of such request and offer of security or indemnity; and

●	no direction inconsistent with such written request is given to the Trustee during such 90-day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the right of the holder of a debt security to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on or after the respective due dates for those payments, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder.

Modification and Waivers

From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the accompanying prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

●	change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

●	reduce the principal or change the stated maturity of any debt securities issued under the Indenture, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

●	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

●	waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

●	make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

●	waive any redemption payment with respect to a debt security of such series,

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may amend or supplement the Indenture or the debt securities of one or more series, among other things:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

●	to add any additional events of default with respect to all or any series of debt securities;

●	to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

●	to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture and (ii) not modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

●	to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

●	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

●	to add additional guarantors or obligors under the Indenture; or

●	to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), accompanying prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture, subject to the survival of specified provisions of the Indenture (including provisions relating to the application of trust money, repayment of unclaimed money and compensation and indemnity of the Trustee), when:

●	either:

○	all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

○	all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

●	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we have paid or caused to be paid all sums payable by us under the Indenture; and

●	we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be, and we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.

Unless otherwise provided in the accompanying prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

●	rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, the debt securities of such series when such payments are due solely out of the trust funds referred to below;

●	our obligations with respect to the debt securities of such series under Article II of the Indenture, including concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and

●	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, subject to satisfaction of the conditions described below, elect to have our obligations released with respect to the covenants in the Indenture relating to maintenance of an office or agency, SEC reports, compliance certificates, taxes, and stay, extension and usury laws, the covenant described above under “—Merger, Consolidation and Transfer of Assets,” and any other covenants specified for the debt securities of such series (“Covenant Defeasance”). Thereafter, any omission to comply with such covenants will not constitute a default or event of default with respect to the debt securities of such series, and the event of default described in the third bullet point above under “—Events of Default” (relating to a default in the performance or breach of any covenant) will no longer constitute an event of default with respect to the debt securities of such series. Our obligations to pay principal of, and premium, if any, and interest on, the debt securities and to maintain our corporate existence will not be released. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

●	we must irrevocably deposit with the Trustee, in trust, solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

●	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel confirming that:

○	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

○	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;

○	in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

●	in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

●	no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

●	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the Trustee or paying agent is unable to apply any deposited U.S. dollars or non-callable U.S. government securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations and the obligations of any applicable guarantors under the Indenture and the debt securities of such series will be revived and reinstated as though no deposit had occurred until such time as the Trustee or paying agent is permitted to apply all such money.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any of the holders of debt securities unless it receives indemnity satisfactory to it against any loss, liability or expense.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of share and debt warrants that we may offer. The particular terms of any share and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

●	The offering price, if any;

●	If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;

●	The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

●	The dates on which the right to exercise the stock warrants begins and expires;

●	U.S. federal income tax consequences;

●	Call provisions, if any;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, the antidilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

●	The offering price, if any;

●	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

●	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

●	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

●	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

●	The dates on which the right to exercise the debt warrants begins and expires;

●	U.S. federal income tax consequences;

●	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrant holders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our stockholders for the purchase of common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights is subject to, and qualified in its entirety by reference to, all the provisions of the rights agreement and the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the applicable rights agreement and the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

●	in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the aggregate number of shares of common stock or preferred stock or principal amount of debt securities purchasable upon exercise of such rights and the exercise price;

●	the aggregate number of rights being issued;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise such rights shall commence and the date on which such rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	a discussion of material U.S. federal income tax considerations;

●	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and

●	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

●	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	A description of the terms of any unit agreement governing the units; and

●	A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, through broker-dealers, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a “best efforts” basis for the period of its appointment. We may negotiate and pay agents’ fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, then we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in an accompanying prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our common stock, which is listed on Nasdaq under the symbol “TTRX,” will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the accompanying prospectus supplement.

Any underwriters, dealers and agents, and their associates and affiliates may engage in transactions with, or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business for which they receive compensation. We will describe in an accompanying prospectus supplement the identity of any such underwriters, dealers and agents and the nature of any such relationships. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The anticipated date of delivery of offered securities will be set forth in the accompanying prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Turn Therapeutics Inc. and its subsidiaries as of December 31, 2025 and 2024, and for the two years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://turntherapeutics.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and any applicable prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any applicable prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-42875.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed on May 11, 2026, August 12, 2026 and November 9, 2026, respectively;

●	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 7, 2026, March 24, 2026 and August 18, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 7, 2025, including any amendments or reports filed with the SEC for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination or completion of the offering of the securities covered by this prospectus, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Investor Relations

Turn Therapeutics Inc.

250 N. Westlake Blvd., STE 210

Westlake Village, California 91362

(818) 564-4011

investors@turntherapeutics.com

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2026

Turn Therapeutics Inc.

Up to $50,000,000

Common Stock

We have entered into a sales agreement (the “sales agreement”) with TD Securities (USA) LLC (“TD Cowen”), dated November 9, 2026, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, par value $0.0001 per share (the “common stock”), having an aggregate offering price of up to $50,000,000 from time to time through TD Cowen acting as our sales agent or principal.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “TTRX.” On November 6, 2026, the closing price of our common stock on Nasdaq was $9.48 per share.

Sales of our common stock, if any, under this prospectus may be made by any method permitted by law, including, without limitation, an “at the market offering” as defined in Rule 415 under the Securities Act, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices and subject to certain limitations in and compliance with the conditions of the sales agreement. In addition, our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades and block sales) in compliance with the terms of the sales agreement. TD Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to TD Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. In connection with the sale of the common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 8 of this prospectus for additional information regarding the compensation to be paid to TD Cowen.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 2 of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus is                , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using this shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and TD Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless expressly indicated or the context requires otherwise, the terms the “Company,” “we,” “us” and “our” in this prospectus mean Turn Therapeutics Inc. and our consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to:

●	the progress, timing, costs and results of our pre-clinical and clinical trials;

●	the timing of meetings with and feedback from regulatory authorities as well as any submission of filings for regulatory approval of any of our product candidates;

●	the potential advantages and differentiated profile of our product candidates compared to existing therapies for the applicable indications;

●	our expectations regarding financial performance, including but not limited to our expectations regarding revenue, cost of revenue, operating expenses including R&D, stock-based compensation, and our ability to achieve and maintain future profitability;

●	the implementation of our business model and our strategic plans for our business, products and growth strategy;

●	our ability to develop and commercialize any of our drug candidates, if approved;

●	our ability to establish or maintain collaborations or strategic relationships;

●	our competitive position, including our ability to compete with existing and new competitors;

●	developments and projections relating to our competitors and our industry;

●	the scope of protection that we are able to establish and maintain for intellectual property rights covering our products and product candidates;

iii

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses;

●	capital expenditure requirements;

●	the impact of new or existing laws and regulations on our business and strategy;

●	the increased expenses associated with being a public company;

●	our anticipated use of the net proceeds from this offering, if any; and

●	other risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the accompanying base prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

iv

PROSPECTUS SUMMARY

The following summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus, and in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Our Company

Turn Therapeutics is a clinical-stage biotechnology company developing targeted anti-inflammatory therapies for dermatologic conditions with high unmet needs. Turn’s lead investigational therapy, GX-03, is a potentially first-in-class, non-systemic topical therapy for the potential treatment of inflammatory skin conditions such as atopic dermatitis (“AD”). GX-03 acts via modulating release of key inflammatory signals involved in AD and other inflammatory dermatological conditions.

GX-03 is currently being evaluated in an ongoing, randomized, double-blind, vehicle-controlled, staged clinical study designed to assess its potential as a topical treatment for AD. Phase 2a of the trial (n=50) was completed in June 2026 and based on the findings of the Phase 2a, Phase 2b was optimized to better identify GX-03’s signal and target population. We intend to enroll 120-136 patients in Phase 2b of the trial. Topline results from Phase 2b are expected in the first quarter of 2027.

In addition to AD, GX-03 is being advanced for onychomycosis and hidradenitis suppurativa (“HS”). Our historical medical device portfolio, which includes K183681, K160872, and K171191, also provides background tolerability and feasibility experience with the formula. K183681 has been licensed to Medline Industries, LP (“Medline”) under a license and supply agreement.

Corporate Information

We were initially formed on January 6, 2015, as Global Health Solutions, LLC, a Delaware limited liability company. On October 12, 2018, Global Health Solutions, LLC converted to a Delaware corporation under the name Global Health Solutions, Inc., dba Turn Therapeutics. In connection with our direct listing, we changed our name to Turn Therapeutics Inc. Our principal executive offices are located at 250 N. Westlake Blvd, STE 210, Westlake Village, CA 91362 and our telephone number is (818) 564-4011. Our Internet site is https://turntherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

1

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure incorporated by reference in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the consolidated financial statements.

We may take advantage of these exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the listing of our common stock on Nasdaq, (B) in which we have total annual revenue of at least $1.235 billion, or (C) in which we are deemed to be a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, with at least $700.0 million of equity securities held by non-affiliates as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our consolidated financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We are a “smaller reporting company” as defined in the Exchange Act. Smaller reporting companies may take advantage of certain scaled disclosures, including, among other things, providing only two years of audited financial statements in their Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these reduced disclosures for so long as our voting and nonvoting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and nonvoting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

2

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $50,000,000

Common Stock to be Outstanding After This Offering	Up to 35,806,966 shares (as more fully described in the notes following this table), assuming sales of 5,274,262 shares of our common stock in this offering at an assumed offering price of $9.48 per share, which was the last reported sale price of our common stock on Nasdaq on November 6, 2026. The actual number of shares issued in connection with this offering will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Manner of Offering	“At-the-market offerings” that may be made from time to time through our sales agent, TD Cowen. See “Plan of Distribution” on page 8 of this prospectus.

Use of Proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, research and development costs, preclinical and clinical development, working capital and capital expenditures. See the section entitled “Use of Proceeds” on page 6 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 4 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Exchange Listing	Our common stock is listed on Nasdaq under the symbol “TTRX.”

The number of shares of our common stock to be outstanding after this offering is based on 30,532,704 shares of our common stock outstanding as of September 30, 2026, and excludes:

●	2,859,168 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2026, at a weighted average exercise price of $3.96 per share;

●	61,882 shares of our common stock issuable upon vesting of outstanding restricted stock units as of September 30, 2026;

●	2,478,950 shares of our common stock available for future issuance, as of September 30, 2026, under our 2024 Stock Option Plan and 2025 Omnibus Incentive Plan; and

●	40,124 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2026, at an exercise price of $3.25 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants and no vesting of the restricted stock units described above.

3

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. See “Cautionary Note Regarding Forward-Looking Statements” for more information. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

Purchasers may experience dilution in the book value per share of the common stock purchased in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices and the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $50,000,000 at an assumed offering price of $9.48 per share, the last sale price of our common stock on November 6, 2026 on Nasdaq, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2026 would have been approximately $48.3 million, or approximately $1.35 per share. This would represent an immediate increase in as adjusted net tangible book value of approximately $1.35 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $8.13 per share to purchasers of our common stock in this offering. See “Dilution” for more information.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding stock options or the exercise of stock options issued in the future could result in further dilution to investors and any additional shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

4

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control. For example, quarterly fluctuations in financial results, the timing of and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, you must rely on capital appreciation, if any, for any return on your investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. To the extent that we enter into any future debt agreements, the terms of such agreements may also preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

It is not possible to predict the price per share at which shares may be sold, the actual number of shares we will issue or the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement, and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the sales agreement. The price per share and the number of shares that are sold through TD Cowen after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with TD Cowen in any applicable placement notice and the demand for our common stock. As such, it is not possible to predict the price per share at which shares may be sold or the number of shares to be sold pursuant to the sales agreement. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time and because it is not possible to predict the number of shares of common stock that will be sold pursuant to the sales agreement, it is not possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors (or any committee thereof) or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

5

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing. We intend to use any net proceeds from the sale of common stock under this prospectus for general corporate purposes, including, but not limited to, research and development costs, preclinical and clinical development, working capital and capital expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending their use, we plan to invest the net proceeds from this offering, if any, in short- and intermediate-term, interest-bearing securities, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

6

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of September 30, 2026 was approximately $(0.1) million, or $(0.00) per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 30,532,704 shares of our common stock outstanding as of September 30, 2026.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $50,000,000 at an assumed public offering price of $9.48 per share (the last sale price of our common stock on November 6, 2026 as reported on Nasdaq), less the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2026 would have been approximately $48.3 million, or $1.35 per share. This would represent an immediate increase in as adjusted net tangible book value of $1.35 per share to existing stockholders and an immediate dilution of $8.13 per share to new investors in this offering. The following table illustrates this per share dilution.

Assumed public offering price per share		$9.48
Historical net tangible book value per share as of September 30, 2026	$(0.00)
Increase in net tangible book value per share attributable to new investors in this offering	$1.35
As adjusted net tangible book value per share immediately after giving effect to this offering		$(1.35)
Dilution of net tangible book value per share to new investors in this offering		$8.13

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Except as noted above, the above discussion and table exclude the following:

●	2,859,168 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2026, at a weighted average exercise price of $3.96 per share;

●	61,882 shares of our common stock issuable upon vesting of outstanding restricted stock units as of September 30, 2026;

●	2,478,950 shares of our common stock available for future issuance, as of September 30, 2026, under our 2024 Stock Option Plan and 2025 Omnibus Incentive Plan; and

●	40,124 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2026, at an exercise price of $3.25 per share.

To the extent that options or warrants outstanding have been or are exercised, restricted stock units outstanding have vested or vest, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or securities convertible into common stock, the issuance of these securities could result in further dilution to our stockholders.

7

PLAN OF DISTRIBUTION

We have entered into a sales agreement with TD Cowen, under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made by any method permitted by law, including, without limitation, an “at the market offering” as defined in Rule 415 under the Securities Act, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices and subject to certain limitations in and compliance with the conditions of the sales agreement. In addition, our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades and block sales) in compliance with the terms of the sales agreement. Sales pursuant to the sales agreement may be made through an affiliate of TD Cowen.

TD Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the sales agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the sales agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent will be an amount up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse TD Cowen up to $100,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the sales agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the sales agreement, will be approximately $300,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

TD Cowen will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through TD Cowen under the sales agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on Nasdaq and trades under the symbol “TTRX.” The transfer agent of our common stock is Odyssey Transfer and Trust Company.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. TD Cowen and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, TD Cowen and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. TD Cowen and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

8

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina, will pass upon the validity of the issuance of the securities to be offered by this prospectus. TD Cowen is being represented by Paul Hastings LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated financial statements of Turn Therapeutics Inc. and its subsidiaries as of December 31, 2025 and 2024, and for the two years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://turntherapeutics.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and any applicable prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any applicable prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-42875.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed on May 11, 2026, August 12, 2026 and November 9, 2026, respectively;

●	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 7, 2026, March 24, 2026 and August 18, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 7, 2025, including any amendments or reports filed with the SEC for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination or completion of the offering of shares of common stock covered by this prospectus, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Investor Relations

Turn Therapeutics Inc.

250 N. Westlake Blvd., STE 210

Westlake Village, California 91362

(818) 564-4011

investors@turntherapeutics.com

10

Up to $50,000,000

Common Stock

PROSPECTUS

TD Cowen

            , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the SEC registration fee and FINRA filing fee, are estimates:

SEC registration fee	$13,050
FINRA filing fee	23,000
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing and engraving costs		(1)
Trustee fees and expenses		(1)
Transfer agent and registrar fees and expenses		(1)
Miscellaneous		(1)
Total		$(1)

(1)	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of the corporation) in which such person is made or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the registrant or serving at the registrant’s request in such capacity for another enterprise, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In an action by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees), and no indemnification may be made for any claim as to which such person is adjudged liable to the corporation unless and only to the extent a court determines that such person is fairly and reasonably entitled to indemnity. To the extent a present or former director or officer is successful on the merits or otherwise in the defense of any such action, the corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification by the registrant of its directors and officers, including the advancement of expenses, to the fullest extent permitted by applicable law. The registrant has entered into indemnification agreements with each of its directors and executive officers to provide these persons additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) for an officer in any action by or in the right of the corporation. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for the securities offered hereby
1.2*	Sales Agreement, dated November 9, 2026, by and between Turn Therapeutics Inc. and TD Securities (USA) LLC
4.1	Description of Securities (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on March 31, 2026 (File No. 001-42875))
4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2025 (File No. 001-42875))
4.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2025 (File No. 001-42875))
4.4**	Specimen Preferred Share Certificate
4.5*	Form of Indenture
4.6**	Form of Debt Security
4.7**	Form of Warrant Agreement
4.8**	Form of Warrant Certificate
4.9**	Form of Rights Agreement
4.10**	Form of Rights Certificate
4.11**	Form of Unit Agreement
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
25.1+	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture
107*	Filing Fees

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of registered securities.
+	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, California on November 9, 2026.

TURN THERAPEUTICS INC.

By:	/s/ Bradley Burnam
Name:	Bradley Burnam
Title:	Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bradley Burnam, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradley Burnam	Chief Executive Officer and Chairman	November 9, 2026
Bradley Burnam	(Principal Executive Officer)

/s/ Zuraiz Chaudhary	Interim Chief Financial Officer	November 9, 2026
Zuraiz Chaudhary	(Principal Financial and Accounting Officer)

/s/ Andrew Gengos	Director	November 9, 2026
Andrew Gengos

/s/ Dr. Neil Ghodadra	Director	November 9, 2026
Dr. Neil Ghodadra

/s/ Dr. Kent Kester	Director	November 9, 2026
Dr. Kent Kester

/s/ Arthur F. Golden	Director	November 9, 2026
Arthur F. Golden

/s/ Martin Dewhurst	Director	November 9, 2026
Martin Dewhurst